Exhibit 10.41
DANA HOLDING CORPORATION
STOCK APPRECIATION RIGHTS AGREEMENT
Date of Grant:
     1. The Award and the Plan. As of the Date of Grant set forth in the Award Notification preceding or accompanying this Stock Appreciation Rights Agreement (the “Agreement”), Dana Holding Corporation (“Dana”) grants to you the right to receive the aggregate dollar value of appreciation (collectively, “Appreciation”) in the Market Value Per Share of Dana’s common stock (each a “SAR”), in an amount equal to (a) the Market Value of the SAR as of the date of exercise minus (b) the Exercise Price set forth in the Award Notification. Any undefined terms in this Agreement appearing as defined terms will have the same meaning as they do in the Dana Holding Corporation 2008 Omnibus Incentive Plan, as amended and/or restated from time to time (the “Plan”). Dana will provide a copy of the Plan to you upon request.
     2. Right to Exercise.
     (a) Subject to Sections 2(b) and (c), 4 and 6 below, the SAR will become vested and exercisable by you as set forth in the Award Notification. To the extent the SAR is vested and exercisable, it may be exercised in whole or in part.
     (b) Notwithstanding Section 2(a) above, the SAR will become immediately vested and exercisable in full, if at any time prior to the termination of the SAR, a Change in Control will occur.
     (c) The SAR is exercisable by delivery of an exercise notice to Dana or its designated administrator that will state the election to exercise the SAR and the number of SARs in respect of which the SAR is being exercised. Upon exercising the SAR, you will receive from us, the Appreciation for each SAR exercised. Dana’s obligation arising upon the exercise of this SAR will be paid 100% in cash, net of any amounts required to satisfy our withholding obligations. SARs withheld to satisfy withholding obligations will be valued at its Market Value Per SAR on the date of exercise. Any fractional share due to you upon exercise shall be rounded down to the nearest whole share.
     (d) Notwithstanding Section 2(a) above, if you should die or become Disabled while in the employ of Dana or any Subsidiary, this SAR will immediately become vested and exercisable in full and will remain exercisable until terminated in accordance with Section 4 below.
     3. Tax Withholding. The Appreciation will be subject to withholdings to satisfy mandatory tax withholding obligations.
     4. Termination. This SAR will terminate on the earliest of the following dates:
     (a) The date on which you cease to be an employee of Dana or any Subsidiary, if your employment with Dana or a Subsidiary is terminated for Cause;
     (b) Six (6) months after you cease to be an employee of Dana or a Subsidiary, unless you cease to be an employee by reason of death, Disability, Normal Retirement or termination for Cause;

     (c) One (1) year after your death if you die while an employee of Dana or a Subsidiary (in which case the SAR becomes immediately exercisable in full pursuant to Section 2(c) herein);
     (d) Three (3) years after your permanent and total disability if you become Disabled (as described in Section 2(c) above) while an employee of Dana or a Subsidiary; and
     (e) Ten (10) years from the Date of Grant.
     5. SAR Nontransferable. This SAR is not transferable by you otherwise than by will or the laws of descent and distribution.
     6. Compliance with Law. Dana will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, this SAR will not be exercisable if such exercise would result in a violation of any such law.
     7. Adjustments. Dana will make any adjustments in the SAR that Dana may determine to be equitably required to prevent any dilution or expansion of your rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, reverse stock split, combination of shares, recapitalization or other change in the capital structure of Dana, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving Dana or other distribution of assets, issuance of rights or warrants to purchase securities of Dana, or (c) other transaction or event having an effect similar to any of those referred to in Section 7(a) or 7(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence will occur, Dana will provide in substitution of any or all of your rights under this Agreement such alternative consideration as Dana may determine in good faith to be equitable under the circumstances.
     8. No Dividend Equivalents. You will not be entitled to dividend equivalents.
     9. No Employment Contract. This SAR is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. Nothing in this Agreement will give you any right to continue employment with Dana or any Subsidiary, as the case may be, or interfere in any way with the right of Dana or a Subsidiary to terminate your employment.
     10. Relation to Other Benefits. Any economic or other benefit to you under this Agreement or the Plan will not be taken into account or considered as salary or compensation in determining any benefits to which you may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by Dana or any Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of Dana or a Subsidiary.
     11. Information. Information about you and your participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. You understand that such processing of this information may need to be carried out by Dana and its Subsidiaries and by third party administrators whether such persons are located within your country or elsewhere, including the United States of America. You consent to the processing of information relating to you and your participation in the Plan in any one or more of the ways referred to above.
     12. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan will govern. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the SAR hereunder. By your acceptance of the SAR under this Agreement, you acknowledge receipt of a copy of the Prospectus for the Plan and your agreement to the terms and conditions of the Plan and this Agreement.
     13. Compliance with Section 409A of the Code. To the extent applicable, it is intended that the SAR granted under this Agreement and the Plan be “stock rights” exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to you. This Agreement and the Plan will be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
     14. Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the your rights under this Agreement without your consent (provided, however, that your consent will not be required to an amendment that is deemed necessary by Dana to ensure compliance with Section 409A of the Code).
     15. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     16. Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement will inure to the benefit of, and be binding upon, your successors, administrators, heirs, legal representatives and assigns, and the successors and assigns of Dana.
     17. Governing Law. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.
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     IN WITNESS WHEREOF, this Agreement has been executed by an appropriate officer of Dana Holding Corporation and by you, both as of the day and year first above written.

DANA HOLDING CORPORATION

By:

Name:

Title:

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